Exhibit 99.1
LUMINEX CORPORATION REPORTS SECOND QUARTER 2010 RESULTS
AUSTIN, Texas (August 5, 2010) — Luminex Corporation (NASDAQ:LMNX) today announced financial results for the second quarter and six months ended June 30, 2010. Financial and operating highlights include the following:
•	Consolidated second quarter revenue was $33.2 million, a 20 percent increase over the second quarter of 2009

•	System shipments for the second quarter of 2010 totaled 219, resulting in cumulative life-to-date shipments of 7,183, up 15 percent from the same period a year ago

•	Consolidated gross profit margin was 70 percent for the second quarter of 2010

•	Operating income for the second quarter of 2010 was $2.3 million, or seven percent of revenue, compared with operating income of $1.0 million, or four percent of revenue, for the same period last year

•	Announced the launch of a new research gene expression product, the qBead Gene Expression Assay, together with High Throughput Genomics, Inc.

•	Completed our acquisition of BSD Robotics, an Australian-based private company with advanced robotics technology for newborn screening and forensics

•	Concluded the 7th Annual Planet xMAP® USA Symposium in Baltimore, with hundreds of scientists in the diagnostics and research fields coming together to discuss their work utilizing xMAP technology

REVENUE SUMMARY
(in thousands)

	Three Months Ended
	June 30,		Variance
	2010	2009	($)	(%)
	(in thousands, except percentages)

System sales	$7,896	$6,111	$1,785	29%
Consumable sales	9,698	6,682	3,016	45%
Royalty revenue	4,861	4,298	563	13%
Assay revenue	7,439	7,769	(330)	-4%
All other revenue	3,348	2,941	407	14%

	$33,242	$27,801	$5,441	20%

	Six Months Ended
	June 30,		Variance
	2010	2009	($)	(%)
	(in thousands, except percentages)

System sales	$14,595	$12,238	$2,357	19%
Consumable sales	19,517	14,285	5,232	37%
Royalty revenue	10,710	8,825	1,885	21%
Assay revenue	15,099	11,965	3,134	26%
All other revenue	6,573	6,045	528	9%

	$66,494	$53,358	$13,136	25%

Consolidated revenue for the second quarter of 2010 was $33.2 million, a 20 percent increase over consolidated revenue of $27.8 million for the second quarter of 2009. GAAP net income for the second quarter of 2010 was $884,000, or $0.02 per share, compared with GAAP net income of $1.1 million, or $0.03 per share, for the prior year period. Net income for the second quarter of 2010 included non-cash charges of $2.4 million in stock compensation expense associated with ASC 718 and $2.1 million of depreciation and amortization expense. Net income for the second quarter of 2009 included the effects of a payment of $0.8 million related to the termination of a supply contract and non-cash charges of $1.8 million in stock compensation expense associated with ASC 718 and $1.9 million of depreciation and amortization expense. The valuation allowance on U.S. deferred tax assets was released at December 31, 2009 and, as a result, the 2010 second quarter and year to date results are shown fully taxed in the U.S., whereas the 2009 second quarter and year to date results are not. On a comparable basis, net income for the second quarter of 2009, removing the effects of the release of the valuation allowance and $4.4 million litigation settlement in 2009, would have been $281,000 or $0.01 per share, and the net loss for the first six months of 2009 would have been $469,000, or a loss of $0.01 per share.

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LUMINEX CORPORATION
REPORTABLE SEGMENT HIGHLIGHTS
(unaudited)
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Revenue
Technology and strategic partnerships	$25,227	$19,466	$50,443	$40,564
Assays and related products	8,015	8,335	16,051	12,794

Total Revenue	33,242	27,801	66,494	53,358

Operating income (loss)
Technology and strategic partnerships	3,616	1,386	7,912	4,904
Assays and related products	(1,351)	(357)	(1,899)	(2,291)

Total Operating income	2,265	1,029	6,013	2,613
“Luminex continued to deliver good growth with a solid financial and operating performance for the second quarter of 2010, in spite of a challenging economic environment,” said Patrick J. Balthrop, president and chief executive officer of Luminex. “Our system, consumable, and royalty revenue categories each showed favorable growth trends over the prior year period, and our assay sales were comparable to a year ago, even though the second quarter of 2009 included effects of the H1N1 pandemic. In addition, we continued to expand our installed base, and we posted solid gross margins.”
“During the quarter we executed several important strategic initiatives that we expect to drive future growth,” added Balthrop. “These include the acquisition of BSD Robotics, a key element of our newborn screening and automation programs, as well as a distribution agreement with High Throughput Genomics, Inc. (HTG), to launch a new custom gene expression product, the qBead Gene Expression Assay,” added Balthrop. “These initiatives and our investment in exciting new products, such as our innovative MAGPIX® instrument, will help ensure that Luminex will maintain our innovation edge in the marketplace, deliver high performance solutions to our customers, and drive long term value for our shareholders.”
“We are excited about our prospects for the remainder of 2010. We believe our commitment to our successful partnership model and our ongoing R&D investments will continue to drive growth across all of our markets, and allow us to further extend our global market presence,” Balthrop concluded.
FINANCIAL OUTLOOK AND GUIDANCE
The Company reaffirms its 2010 annual revenue guidance of between $138 and $148 million. This represents an increase of 14 to 23 percent over reported 2009 annual revenue.

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CONFERENCE CALL
Management will host a conference call to discuss the operating highlights and financial results for the second quarter ended June 30, 2010, on Thursday, August 5, 2010, at 4:00 p.m. Central time/ 5:00 p.m. Eastern time. The conference call will be webcast live and will be accompanied by a slide presentation, both of which may be accessed at Luminex Corporation’s website at http://www.luminexcorp.com. Simply log on to the web at the address above, go to the Company section and access the Investor Relations link. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary audio/video software. If you are unable to participate during the live webcast, the call and slides will be archived for six months on the website using the ‘replay’ link.
Luminex develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry. The Company’s xMAP® system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets. The Company’s xMAP® technology is sold worldwide and is in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex or xMAP® can be obtained on the Internet at http://www.luminexcorp.com.
Statements made in this release that express Luminex’ or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. Forward-looking statements in this release include statements regarding the ability of our strategic initiatives and new product investments to drive future growth, maintain our market position, deliver high performance solutions and drive long term shareholder value, our prospects for 2010, the ability of our partnership model and R&D investment to drive growth and extend our global market presence, and our projected revenue. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “could,” “should” and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company’s actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex’ actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex’ products and technology, the Company’s dependence on strategic partners for development, commercialization and distribution of products, concentration of the Company’s revenue in a limited number of strategic partners, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle and bulk purchases of consumables, Luminex’ ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels, potential shortages of components, competition, the timing of regulatory approvals, the implementation, including any modification, of the Company’s strategic operating plans, the uncertainty regarding the outcome or expense of any litigation brought against Luminex, risks relating to Luminex’ foreign operations, risks and uncertainties associated with implementing our acquisition strategy and the ability to integrate acquired companies, or selected assets into our consolidated business operations, including the ability to recognize the benefits of our acquisitions, as well as the risks discussed under the heading “Risk Factors” in Luminex’ Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission. The forward-looking statements, including the financial guidance and 2010 outlook, contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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LUMINEX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2010	2009
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$83,986	$90,843
Restricted cash	1,000	—
Short-term investments	16,527	8,511
Accounts receivable, net	17,678	22,108
Inventories, net	21,001	17,524
Deferred income taxes	3,935	1,040
Prepaids and other	3,170	2,130

Total current assets	147,297	142,156
Property and equipment, net	19,521	17,255
Intangible assets, net	13,762	12,938
Deferred income taxes	10,610	14,732
Long-term investments	17,605	20,228
Goodwill	41,718	39,617
Other	3,902	1,087

Total assets	$254,415	$248,013

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,681	$8,430
Accrued liabilities	5,361	7,493
Deferred revenue	3,889	2,967
Current portion of long term debt	382	868
Other	114	—

Total current liabilities	15,427	19,758
Long-term debt	3,437	3,591
Deferred revenue	4,461	4,614
Other	3,335	1,312

Total liabilities	26,660	29,275

Stockholders’ equity:
Common stock	41	41
Additional paid-in capital	291,779	285,648
Accumulated other comprehensive gain	155	28
Accumulated deficit	(64,220)	(66,979)

Total stockholders’ equity	227,755	218,738

Total liabilities and stockholders’ equity	$254,415	$248,013

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LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(unaudited)		(unaudited)
Revenue	$33,242	$27,801	$66,494	$53,358
Cost of revenue	10,082	8,501	20,558	16,490

Gross profit	23,160	19,300	45,936	36,868
Operating expenses:
Research and development	5,879	4,977	10,858	9,603
Selling, general and administrative	15,016	13,294	29,065	24,652

Total operating expenses	20,895	18,271	39,923	34,255

Income from operations	2,265	1,029	6,013	2,613
Interest expense from long-term debt	(112)	(124)	(228)	(242)
Other income, net	114	178	241	449
Settlement of litigation	—	—	—	(4,350)

Income (loss) before income taxes	2,267	1,083	6,026	(1,530)
Income taxes	(1,383)	29	(3,267)	(148)

Net income (loss)	$884	$1,112	$2,759	$(1,678)

Net income (loss) per share, basic	$0.02	$0.03	$0.07	$(0.04)

Shares used in computing net income (loss) per share, basic	41,001	40,533	40,893	40,441
Net income (loss) per share, diluted	$0.02	$0.03	$0.07	$(0.04)

Shares used in computing net income (loss) per share, diluted	42,281	41,353	41,986	40,441

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LMNX Reports Second Quarter 2010 Results

August 5, 2010
LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income (loss)	$884	$1,112	$2,759	$(1,678)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,121	1,916	4,284	3,879
Stock-based compensation	2,439	1,815	4,606	3,586
Deferred income tax benefit	911	—	2,505	2
Excess income tax benefit from employee stock-based awards	(1,524)	—	(1,524)	—
Loss on disposal of assets	—	15	—	25
Other	(72)	712	263	581
Changes in operating assets and liabilities:
Accounts receivable, net	(1,042)	(3,990)	5,210	(7,090)
Inventories, net	(547)	(964)	(2,113)	(822)
Other assets	(818)	(990)	(745)	(433)
Accounts payable	721	(4,542)	(3,466)	(1,061)
Accrued liabilities	2,038	(1,009)	(1,345)	(4,318)
Deferred revenue	(37)	225	740	341

Net cash provided by (used in) operating activities	5,074	(5,700)	11,174	(6,988)

Cash flows from investing activities:
Purchases of available-for-sale securities	(9,054)	(13,165)	(21,667)	(44,646)
Maturities of available-for-sale securities	12,998	4,994	16,193	4,994
Maturities of held-to-maturity securities	—	13,441	—	36,140
Purchase of property and equipment	(3,985)	(3,585)	(5,449)	(5,116)
Business acquisition consideration, net of cash acquired	(5,036)	—	(5,036)	—
Increase in restricted cash	(1,000)	—	(1,000)	—
Purchase of cost method investment	(2,000)	—	(2,000)	—
Acquired technology rights	(1,200)	(14)	(1,200)	(21)

Net cash (used in) provided by investing activities	(9,277)	1,671	(20,159)	(8,649)

Cash flows from financing activities:
Payments on debt	(895)	(440)	(895)	(440)
Proceeds from debt	—	—	—	454
Proceeds from issuance of common stock	301	146	1,440	285
Excess income tax benefit from employee stock-based awards	1,524	—	1,524	—

Net cash provided by (used in) financing activities	930	(294)	2,069	299

Effect of foreign currency exchange rate on cash	86	(241)	59	(130)
Change in cash and cash equivalents	(3,187)	(4,564)	(6,857)	(15,468)
Cash and cash equivalents, beginning of period	87,173	70,715	90,843	81,619

Cash and cash equivalents, end of period	$83,986	$66,151	$83,986	$66,151

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LUMINEX CORPORATION
RECONCILIATION OF ADJUSTED NET INCOME TO GAAP NET INCOME
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Net income (loss)	$884	$1,112	$2,759	$(1,678)
Adjustments:
Settlement of litigation	—	—	—	4,350
Income tax adjustment*	—	(831)	—	(3,141)

Adjusted net income (loss)	$884	$281	$2,759	$(469)

Adjusted net income (loss) per share, basic	$0.02	$0.01	$0.07	$(0.01)

Shares used in computing adjusted net income (loss) per share, basic	41,001	40,533	40,893	40,441
Adjusted net income (loss) per share, diluted	$0.02	$0.01	$0.07	$(0.01)

Shares used in computing adjusted net income (loss) per share, diluted	42,281	41,353	41,986	40,441

*	Income tax adjustment illustrates 2009 financial results without the effect of the release of the valuation allowance on the U.S. deferred tax assets for comparison to 2010 financial results
The Company believes that the non-GAAP measure used in this presentation, when presented in conjunction with the comparable GAAP measure, is useful to both management and investors in analyzing financial and business trends regarding the Company’s ongoing business and operating performance. This non-GAAP measure should be considered in addition to, but not as a substitute for, items prepared in accordance with GAAP.

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